Exhibit 17

Federated Automated Government Money Trust

A portfolio of Money Market Obligations Trust

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO

MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY VOTING OPTIONS

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 30, 2014

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Automated Government Money Trust, a portfolio of Money Market Obligations Trust (the “Trust”), hereby designate and appoint Justine Patrick, Maureen Ferguson, Allison Miller, Erin Dugan and Shannon McDowell, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 30, 2014 at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (866) 297-6479. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Federated Automated Government Money Trust

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE. YOUR PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND THE ACCOMPANYING PROXY STATEMENT, WHICH DESCRIBES THE MATTER TO BE CONSIDERED AND VOTED ON, IS HEREBY ACKNOWLEDGED.

BY SIGNING AND DATING THIS PROXY CARD, YOU AUTHORIZE THE PROXIES TO VOTE ON THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FEDERATED AUTOMATED GOVERNMENT MONEY TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. PLEASE COMPLETE AND MAIL THIS PROXY CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

THANK YOU FOR VOTING